U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 3, 2003

Date of Report (date of earliest event reported)

Hythiam, Inc.

Exact name of Registrant as Specified in its Charter

Delaware	333-58246	88-0464853
State or Other Jurisdiction	Commission File	IRS Employer Identification
of Incorporation	Number	Number

11111 Santa Monica Boulevard, Suite 550, Los Angeles, California 90025
Address of Principal Executive Offices, Including Zip Code

(310) 268-0011
Telephone Number, Including Area Code

Alaska Freightways, Inc., 300 East 54th Avenue, Suite 200, Anchorage, AK 99578
Former Name and Address

ITEM 5.  OTHER EVENTS.

New Trading Symbol: HYHM

                Following the September 29, 2003 merger of Alaska Freightways, Inc., a Nevada corporation, with and into Hythiam, Inc., a Delaware corporation, commencing on October 3, 2003 the common stock of Hythiam, Inc. will trade on the OTC Bulletin Board under CUSIP number 44919F 10 4 and the new trading symbol HYHM.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hythiam, Inc.

Dated: October 3, 2003	By:	/s/ Chuck Timpe
Chuck Timpe, Chief Financial Officer